Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 19, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ciena Corporation’s Annual Report on Form 10-K for the year ended October 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 26, 2015